Exhibit 5.2

Blake, Cassels & Graydon LLP Barristers & Solicitors Patent & Trade-mark Agents 855 - 2nd Street S.W. Suite 3500, Bankers Hall East Tower Calgary AB T2P 4J8 Canada Tel: 403-260-9600 Fax: 403-260-9700

February 20, 2007

The Securities and Exchange Commission

Re: F-9 Registration Statement of Suncor Energy Inc. (the "Corporation")

Dear Sirs/Mesdames:

We hereby consent to all references to our firm name in the registration statement on Form F-9 (the "Registration Statement") filed by the Corporation under the Securities Act of 1933, including the references in the Registration Statement on the face page and under the headings "Legal Matters", "Enforceability of Civil Liabilities" and "Description of Debt Securities — Enforceability of Judgments" in the Prospectus.

Yours truly,

/s/ Blake, Cassels & Graydon LLP

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